FIRST AMENDMENT TO THE
                  ACQUISITION AND DEVELOPEMENT LOAN AGREEMENT

         THIS FIRST AMENDMENT to the Acquisition and Development Loan Agreement ("First Amendment") is made as of the fifteenth (15th) day of June, 1997, by and between VCA Tucson Incorporated, an Arizona corporation, with offices located at 2111 East Highland, Suite 210, Phoenix, Arizona 85016 ("VCA-Tucson"), ILX Incorporated, an Arizona corporation, with offices located at 2111 East Highland, Suite 210, Phoenix, Arizona 85016 and Resort Funding Inc.; a Delaware corporation, with offices located at Two Clinton Square, Syracuse, New York 13202 ("RFI").

         WHEREAS, VCA-Tucson and RFI entered into an Acquisition & Development Loan Agreement dated October 20, 1995 ("Loan Agreement") pursuant to the terms of which and evidenced by an Acquisition & Development Promissory Note of even date therewith ("Note") RFI agreed to lend to VCA-Tucson and VCA-Tucson agreed to pay to RFI the principal sum of Six Million Dollars ($6,000,000.00 or so much thereof as has been disbursed and not repaid, together with interest on the unpaid principal balance from time to time outstanding until paid for the acquisition and development of a project known as Varsity Clubs of America:
Tucson Chapter ("Project"). Such loan is secured by a Mortgage and Security Agreement and UCC-1 Financing Statement dated October 20th, 1995 and recorded in the Recorder's Office of Pima County, State of Arizona, on July 15, 1996 in Book 10336 at page 380 ("Mortgage").

         WHEREAS, VCA-Tucson desires to borrow an additional Five Hundred Fifty Thousand Dollars ($550,000.00) for the development of the Project;

         WHEREAS, in the event that a penalty is imposed upon VCA-Tucson by the City of Tucson, which penalty VCA-Tucson disputes the validity of, for failure to complete construction of the Project on a timely basis as defined in an agreement between VCA-Tucson and the City of Tucson dated April 26th, 1995, a copy of which has been attached hereto as Exhibit "B", VCA-Tucson desires to borrow the amount of such penalty pursuant to the terms of the Note in an amount not to exceed an additional Two Hundred Thousand Dollars ($200,000.00).

         WHEREAS, VCA-Tucson and RFI have agreed to amend the terms of the Loan Agreement, the Note and the Mortgage to evidence and secured such additional borrowing.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. The initial paragraph of the Loan Agreement is hereby amended as follows:

The term "Six Million Dollars ($6,000,000.00)" is hereby replaced with the term "Six Million Five Hundred Fifty Thousand Dollars ($6,550,000.00.)

2. Section 1.4 is hereby deleted in its entirety and replaced with the following:

"Approved Budget. The term "Approved Budget" shall mean an updated budget which shall be supplied by the Borrower, and attached to this First Amendment as Exhibit "A" and incorporated herein by reference."

3. Section 2.3(d) is hereby deleted in its entirety and in its place shall be inserted the following:

         "(d) Each Application for Advance is submitted by Borrower to Lender by the twenty-fifth (25th) day of the month preceding the month in which the Borrower desires the Advance. Provided all documentation for an Advance is received by the twenty-fifth (25th) day of the month Lender shall make the requested Advance on the tenth day (10th)of the following month."

4.       Section 2.9 is hereby added to the Loan Agreement and reads as follows:

"In the event that a penalty is imposed upon VCA-Tucson by the City of Tucson for failure to complete construction of the Project on a timely basis as defined in an agreement between VCA-Tucson and the City of Tucson dated April 26th, 1995, a copy of which is attached hereto as Exhibit "B", RFI agrees to lend VCA-Tucson the amount of such penalty pursuant to the terms of the Note in that amount not to exceed Two Hundred Thousand Dollars ($200,000.00). The parties hereto agree that in no way shall the lending of any amounts to be used in connection with the payment of any penalty imposed on VCA-Tucson be construed to be an admission by or against RFI of any liability for the imposition of such penalty. VCA-Tucson hereby agreed to defend and indemnify RFI, its successors and assigns, against any allegation, suit, action, cause of action, penalty, fine or any other liability which may arise, be brought or alleged against RFI in connection with any penalty imposed upon VCA-Tucson by any party or governmental unit for any reason. The amount of the annual Interval Release Fees as set forth in Paragraph 10 of the Note shall be adjusted to Two Thousand Four Hundred Dollars as of the date RFI advances VCA-Tucson the additional amount set forth above."

5. All provisions of the Loan Agreement are hereby confirmed and ratified except as specifically set forth herein, in which event the provisions of the of this First Amendment shall prevail.

RESORT FUNDING, INC.                    VCA TUCSON INCORPORATED


By:  /s/ Thomas J. Hamel                By:  /s/ Joseph P. Martori
     ------------------------------          -------------------------------
         Thomas J. Hamel, President              Joseph P. Martori, Chariman

                                        ILX INCORPORATED


                                        By:  /s/ Joseph P. Martori
                                             -------------------------------
                                                 Joseph P. Martori, Chairman

                                    EXHIBIT A

                             Updated Approved Budget

                                    EXHIBIT B

               Agreement Between VCA-Tucson And The City Of Tucson

                                   EXHIBIT "A"



                             UPDATED APPROVED BUDGET

Reference is made Approved Budget dated April 4th, 1996, previously submitted to you, which is incorporated herein by reference with respect to specifics.



     General Contract and General Conditions                       $4,000,000
     Land and Carrying Costs                                        1,100,000
     Architecture, Interior Design and Procurement                    200,000
     Interest Reserve                                                 450,000
     Furniture, Fixtures, Equipment and Amenities                     800,000
                                                                   ----------

                                                 Total             $6,550,000
                                                                   ==========

                                                Dated this 3rd day of June, 1997

VCA TUCSON INCORPORATED                     ILX INCORPORATED


BY: /s/ Joseph P. Martori                   BY: /s/ Joseph P. Martori
    -------------------------------             -------------------------------
        Joseph P. Martori, Chairman                 Joseph P. Martori, Chairman

                                  EXHIBIT "B"


                                OFFER TO PURCHASE


To:  City of Tucson
     Real Estate Division
     201 N. Stone/6th floor
     Tucson, Arizona 85626-7210.

ILX Incorporated, an Arizona corporation, having a notice address of 2777 East Camelback Road, Phoenix, Arizona 85016 hereinafter called the BUYER(S), hereby offers and agrees to purchase from CITY OF TUCSON a municipal corporation, hereinafter called the CITY, at the price and subject to their terms, conditions and covenants herein stated, the following described property:

                            See Attached EXHIBIT A.

SUBJECT TO all provisions, conditions, easements, restrictions, covenants, encumbrances and other matters of record, and to all zoning, building or other laws or ordinances.

The purchase price shall be One Million Two Thousand Dollars ($1,002,000.00) which includes the deposit tendered with this offer.

The BUYER(S) hereby tenders as a deposit the sum of Fifty Thousand One Hundred DOLLARS ($50,100.00), representing the minimum five percent (5%) of the gross amount of the offer on the following conditions:

                        ** DELETE IF PURCHASING ALL CASH.

**On or before close of escrow, the Buyer(s) will tender the sum of Three Hundred Thousand Six Hundred DOLLARS ($300,600.00) representing the minimum thirty percent (30%) down payment of the gross amount of the offer, which includes the deposit provided for in this offer.

**The balance of the purchase price in the amount of Sevem Hundred One Thousand Four Hundred DOLLARS ($701,400.00) shall be in form of a promissory note security by a Land Contract executed by the Buyer(s) as Vendee, and the City of Tucson as Vendor.

                           EX. 2 TO ORDINANCE NO. 8503

The balance of the principle sum of Seven Hundred and One Thousand Four Hundred DOLLARS ($701,420.00) together with the interest from the date of said closing on the unpaid principle balance at the rate of Nine and Three quarters Percent (9.75%) per annum, shall be payable in three equal annual amortized payments. The first of which installment shall be due and payable one year after the date of closing (1 year). Succeeding installments shall be due and payable on the same day of each and every calendar year thereafter for a period of two (2) years, at which time the entire amount of principal and interest shall be due and payable. No interest only payment proposals will be accepted.

** Each payment shall be credited first on the interest then due and remainder on principal.

** The principal balance of said Note maybe prepaid in whole or in part at any time or times without penalty.

** Assignment of the Note and Land Contract by the buyer shall be subject to the City's prior review and approval, which approval shall not be unreasonably withheld.

The closing date shall be within forty-five (45) days from date of acceptance of this offer by Mayor and Council. If the Buyer(s) fail to fulfill their part of this instrument within forty five-days (45) from the date of acceptance of this offer by Mayor and Council, the deposit tendered with this offer shall be forfeited to the City, except as otherwise noted herein. Buyer(s) are granted a right to enter the property described herein during the before mentioned 45 day period for purpose of performing any environmental (soils) analysis deemed necessary by the Buyer, consistent upon Buyer providing to City any and all testing information generated as a result of said analysis. Should said environmental analysis results not be satisfactory to Buyer, Buyer shall be allowed to withdraw this Offer to Purchase and receive the deposit tendered through thereto so long as all other conditions of said Offer to Purchase are met.

This sale is subject to approval by the City Manager, and if forwarded for review, subject to approval of the Mayor and Council. The city reserves the right to reject any and all offers either at City Manager or Mayor or Council level authority.

Thirty (30) days from the date of the bid opening are hereby given to the City to obtain official Mayor and Council acceptance of this offer. If accepted, the acceptance portion of this instrument shall be signed by the City and delivered to the Buyer(s) within ten (10) business days following the date of acceptance.

If this offer is not accepted, the amount of the deposit will be returned to the Buyer(s) with reasonable promptness. The escrow closing agent shall be Old Republic Title Agency.

City shall provide standard form of title insurance policy in the amount of the purchase price. If Buyer(s) require(s) an extended ALTA title policy, Buyers shall pay for cost of ALTA survey and all costs exceeding standard form of title insurance policy. Title insurance policy to be issued by Old Republic Title Agency. All other title and escrow costs and expense incidental to this transaction shall be charged to the parties in the customary manner. There shall be no adjustment in the sales price as a result of the ALTA survey.

Possession of the property shall be given to Buyer(s) on closing.

If applicable, the Buyer(s) acknowledge(s) N/A as his/their Broker/Agent. As a result of this sale, the City agrees to pay a commission fee on closing to said Broker/Agent. If the deposit is forfeited and/or this transaction does not close, no commission will be paid. No commission fee will be paid if Broker/Agent is also a Principal/Buyer. Commission fee shall be 5 percent, under the terms and conditions noted herein.

Commissions will be paid only to qualified Arizona Licensed Brokers.

The Buyer(s) understand(s) and acknowledge(s) that the utility locations and/or dimensions shown herein and in the sales brochure are based on information believed to be reliable; however, the City does not guarantee or warrant this information. Building and occupancy permits are subject to availability of water/sewer capacity at time of actual application.

To the best of the Seller's knowledge, without independent investigation or inquiry for purposes of this transaction, no contamination exists on the subject property at the time of sale which would constitute a threat to environmental or human health or safety, which is in violation of applicable state, federal, or local environmental laws, regulations or standards, or which could have a material adverse affect on the ownership or operation of the subject property subsequent to Closing. Sellers' knowledge of the condition of the subject property is based upon a review of the readily ascertainable history of uses and occupancies on the subject property and upon visual inspection of the surface of the property by City staff, and is not based on any formal, full-scale environmental audit performed either by in-house experts or by outside environmental consultants. Except as specifically set forth in this Agreement, Seller has not made, or authorized anyone to make, any warranty or representation about the present or future physical or environmental condition of the subject property and no such representation or warranty shall be implied. Buyer expressly acknowledges that no such warranty or representation has been made and that Buyer is not relying upon any warranty or representation whatsoever, except as may be expressly set forth in this agreement. Buyer acknowledges and agrees that, having been given the opportunity to inspect the property, Buyer is relying solely upon its own investigation of the property and not on any information provided or to be provided by the Seller. Buyer further acknowledges that any information provided or to be provided by or on behalf of Seller with respect to the property was obtained from a variety of sources, and that Seller has not made any independent investigation or verification of such information, and makes no representation or warranties as to the accuracy or completeness of such information. Buyer further acknowledges that, to the maximum extent allowed by law, the sale of the subject property is made in an "as is" condition and with all faults. Buyer shall accept the subject property "as is" and in its condition on the date of the closing, subject only to the express provisions, if any, of this agreement. Buyer, for and on behalf of itself, and its heirs, successors, and/or assigns, hereby releases and agrees to hold harmless Seller, its Mayor and Council, Boards, Committees, and Commissions, officers and employees, from and against any and all claims that it may now or hereafter have against Seller for any cost, loss, liability, damage, expense, demand, claim, or cause of action arising or alleged to have arisen from or relating to any defect or condition, including environmental matters, affecting the property or any portion thereof. The hold-harmless provisions of this section shall survive the closing.

Transfer of property, if sold, shall be by City of Tucson form of Special Warranty Deed. If sold on terms, a Contract for Sale will be recorded with a Special Warranty Deed recorded upon full payment.

All terms, covenants, conditions and provisions herein contained shall extend to and be binding upon the parties, their assignees, heirs, devisees, personal representatives, or other successors in interest, irrespective of how said interest was acquired.

Buyer, and their heirs, successors and/or assigns, agrees to complete the development of the property herein described in the manner substantially as shown an Exhibit "B" attached hereto and made a part hereof no later than thirty
(30) months from the date of closing of escrow. This condition shall be satisfied upon activation of all utilities necessary for occupancy of the above-described development. Should no such activation occur for said described development within the prescribed time period, Buyer shall pay to City an additional sum of money in cash totaling twenty percent of the entire Offer to Purchase amount bid herein. Said payment must be made to City no later than thirty one (31) months from the date of closing of escrow, and upon receipt of said payment by City, said development condition shall expire. Failure to tender the sum so stated to the City shall be deemed a breach of contract. Said payment may not be made to City prior to thirty (30) months from the date of closing of escrow in an effort to satisfy the development condition note herein.

In the event of any material breach of the provisions of this contract, including without limitation to the development and payment obligations in the preceding paragraph, the City shall have the right to collect any and all damages flowing from such breach in an action at law or equity, including all attorneys fees, costs and other expenses incurred in the enforcement of such obligations by the City.

Amendments/Additional Conditions or Contingencies:  See attached Addendum "A".

This instrument contains the entire agreement between the City and the Buyer(s). All understandings, conversations and communications, oral or written, between the parties hereto, or on behalf of either of them, are merged into and superseded by this instrument and shall be of no further force or effect.

Dated this 26th day of April 1995.




 /s/ Joseph P. Martori  Chairman
 ------------------------------------
 Buyer(s) SIGNATURE Joseph P. Martori
                              Chairman of the Board


--------------------------
BUYER(S) SIGNATURE
2777 East Camelback Road
Phoenix, Arizona 85016                   (602)957-2777
--------------------------               --------------------------
ADDRES OF BUYER(S)                       TELEPHONE NUMBER

                                   ACCEPTANCE

The hereinabove offer to purchase City property at the price and according to the terms, covenants, conditions and provisions above stated is hereby accepted pursuant to approval by the Mayor and Council. The City agrees to pay applicable brokerage fee upon close of escrow to


Dated this  22 Day of May 1995.

                                        City of Tucson, a municipal corporation.
                                        By /s/ George Miller
                                           --------------------
                                                 Mayor

ATTEST:

By: /s/ Kathleen S. Ditrich
    ---------------------------
         City Clerk

APPROVED AS TO FORM:

By:
    ---------------------------
         City Attorney

                             BIDDER'S ACKNOWLEDGMENT

Buyer hereby acknowledges receipt of the following items:

1.  Offer to Purchase;

2.  Bidding Procedures with Real Estate Brokers Commission Schedule;

3.  Map;

4.  Deed;

5.  Preliminary Title Report;

6.  Contact for Sale; and

7.  Rating Schedule.





                  X   /s/ Joseph P. Martori, Chairman   Date  April 26, 1995
                      -------------------------------         --------------
                          Joseph P. Martori
                          Chairman of the Board

Please sign and return this acknowledgement with the proposal documents.